CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Exhibit 10.15

PRELUDE THERAPEUTICS INCORPORATED CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is entered into as of November 4, 2025 (the “Effective Date”) between Prelude Therapeutics Incorporated, a Delaware corporation with its principal place of business at 175 Innovation Boulevard, Wilmington, Delaware 19805 USA (“Company”) and Jane Huang, M.D., USA (“Consultant”). Company desires to retain Consultant to perform certain consulting activities as described below, and Consultant desires to serve as a consultant to Company and perform such activities under the terms of this Agreement.

NOW, THEREFORE, Consultant and Company agree as follows:

1.
SERVICES AND COMPENSATION.
(a)
Consultant agrees to act as a consultant to Company with respect to such matters and projects as are mutually agreed from time to time by and between Consultant and Company, and perform the services described on Exhibit A (collectively, “Services”).
(b)
Company agrees to pay Consultant the compensation set forth on Exhibit A for the performance of the Services. All fees and other amounts set forth on Exhibit A, if any, are stated, and are payable, in U.S. dollars. Unless otherwise provided in Exhibit A, Consultant will invoice Company on a monthly basis, within 15 days of the end of the applicable calendar month, for all fees and expenses payable to Consultant with respect to such calendar month in a form prescribed by Company. Company will pay each such invoice within thirty (30) days following receipt thereof, except for any amounts that Company disputes in good faith. The parties will use their respective commercially reasonable efforts to promptly resolve any such payment disputes.
(c)
To the extent that Consultant is required to perform Services at or using any Company facility or resources, Consultant will first obtain from Company, and comply with, Company’s workplace, computer and security policies and procedures.
2.
CONFIDENTIALITY.
(a)
“Confidential Information” means any proprietary information technical data, trade secrets or know-how, including, but not limited to, research and product plans, products, services, markets, developments, inventions, processes, formulas, technology, marketing, finances or other business information disclosed to Consultant by Company either directly or indirectly in writing, orally or otherwise. Confidential Information also includes all Inventions (as defined below) and any other information or materials generated in connection with the Services.
(b)
Consultant shall not, during or subsequent to the term of this Agreement, use any Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of Company, or disclose Confidential Information to any third party. Consultant agrees that Confidential Information shall remain the sole property of Company. Consultant further agrees to maintain the

Confidential Information in strict confidence and to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information. Notwithstanding the above, Consultant’s obligation under this Section 2(b) relating to Confidential Information shall not apply to information which

(i) is rightfully known to Consultant at the time of disclosure to Consultant by Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party authorized to make such disclosure. Nothing in this Section 2 or otherwise in this Agreement shall limit or restrict in any way Consultant’s immunity from liability for disclosing Company’s trade secrets as specifically permitted by 18 U.S. Code Section 1833, the pertinent provisions of which are attached hereto as Exhibit B.

(c)
Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose to Company any proprietary information or trade secrets of any former or current employer or other person or entity to which Consultant has a duty to keep in confidence such information and that Consultant will not bring onto the premises of Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by the same.
(d)
Consultant recognizes that Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for Company consistent with Company’s agreement with such third party.
(e)
Upon written request by the Company at the termination of this Agreement, or upon Company’s earlier written request, Consultant will deliver to Company all Confidential Information and Company’s property relating thereto and all tangible embodiments thereof, in Consultant’s possession or control.
3.
OWNERSHIP.
(a)
Consultant agrees to assign and does hereby irrevocably assign to Company all right, title and interest in and to any information (including, without limitation, business plans and/or business information), technology, know-how, materials, deliverables, works of authorship, documents, notes, records, designs, ideas, inventions, improvements, devices, developments, discoveries, compositions, trade secrets, processes, methods and/or techniques, whether or not patentable or copyrightable, that are conceived, reduced to practice or made by Consultant alone or jointly with others in the performance of the Services or through the use of Confidential Information (collectively, “Inventions”), including all worldwide patent rights (including patent applications and disclosures), copyright rights, mask work rights, trade secret rights, know-how, and any and all other intellectual property or proprietary rights (collectively, “Intellectual Property Rights”) therein.
(b)
Consultant agrees to sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of Company, any and all documents and to perform such acts as may be necessary, useful or convenient for the purposes of perfecting the foregoing assignments and obtaining, enforcing and defending Intellectual Property Rights in any and all countries with respect to Inventions. It is understood and agreed that Company or Company’s designee shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain patent applications and patents worldwide with respect to Inventions.

(c)
Upon the written request by the Company at the termination of this Agreement, or upon Company’s or Consultant earlier written requests, Consultant will deliver to Company all property relating to, and all tangible embodiments of, Inventions in Consultant’s possession or control.
(d)
Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development concept, discovery or other proprietary subject matter owned by Consultant or in which Consultant has an interest (“Item”), Consultant will inform Company in writing thereof, and Company is hereby granted and shall have a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, reproduce, display, use and sell such Item as part of or in connection with the exploitation of such Invention.
(e)
Consultant agrees that if Company is unable because of Consultant’s unavailability, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application or registration for any Intellectual Property Rights covering any Invention, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of such Intellectual Property Rights thereon with the same legal force and effect as if executed by Consultant.
4.
REPORTS. Consultant agrees, from time to time during the term of this Agreement, to keep Company advised as to Consultant’s progress in performing the Services and, as reasonably requested in writing by Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of the Services by Consultant. All such reports prepared by Consultant shall be the sole property of Company.
5.
TERM AND TERMINATION.
(a)
This Agreement will commence on November 4, 2025, and will terminate on Sept 15, 2026, during which time the Parties agree that there is a continuation of “Service” as defined in section 25.6 of the Company’s 2020 Equity Incentive Plan. All terms and conditions of the Company’s 2020 Equity Incentive Plan remain in full force and effect.
(b)
The Company may terminate this Agreement at any time to the extent the Company, in its sole discretion, believes there is a breach of section 9 of this Agreement.
(c)
Upon termination of this Agreement, all rights and duties of the parties hereunder shall cease except: (i) Consultant will promptly deliver to Company all Inventions, including all work in progress on any Inventions not previously delivered to Company, if any; (ii) Company shall be obliged to pay, within thirty (30) days after receipt of Consultant’s final statement, all amounts owing to Consultant for unpaid Services completed by Consultant and related expenses, if any, in accordance with Section 1; and (iii) Sections 2, 3, 5(c), 6, 7, 8 and 10 shall survive termination of this Agreement.
6.
RELATIONSHIP OF THE PARTIES.
(a)
Independent Contractor. Consultant is an independent contractor and nothing in this Agreement will be construed as establishing an employment or agency relationship between Company and Consultant. Consultant has no authority to bind Company by contract or otherwise. Consultant will perform Services under the general direction of Company, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which Services are accomplished, subject to the requirement that Consultant will at all times comply with applicable law.
(b)
Taxes and Employee Benefits. Consultant acknowledges and agrees that Consultant is obligated to report as income, and pay all applicable taxes with respect to, all compensation received by Consultant pursuant to this Agreement. Consultant will not be entitled to any benefits paid or made available by Company to its employees, including, without limitation, any vacation or illness payments, or to participate in any plans, arrangements or distributions made by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits. Consultant will indemnify and hold Company harmless from and against all damages, liabilities, losses, penalties, fines, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with compensation received by Consultant pursuant to this Agreement. Consultant acknowledges that Company will not carry any liability insurance on behalf of Consultant.
(c)
Transparency Reporting. Consultant agrees that Company or its designee may report to federal and/or state authorities such compensation, payments, and other transfers of value made to Consultant hereunder that Company, in its sole discretion, deems necessary in order to comply with transparency reporting requirements pursuant to 42 U.S.C. § 1320a-7h (commonly known as the “Physician Payment Sunshine Act”) and similar state laws, and their respective implementing regulations.
7.
WARRANTIES.
(a)
No Debarment. Consultant represents and warrants that Consultant has not been debarred under Section (a) or (b) of 21 U.S.C. Section 335a and does not appear on the United States Food and Drug debarment list. Consultant represents and warrants that Consultant has not committed any crime or conduct that could result in such debarment or Consultant’s exclusion from any governmental healthcare program. Consultant represents and warrants that, to Consultant’s knowledge, no investigations, claims or proceedings with respect to any such crimes or conduct are pending or threatened against Consultant. Consultant agrees and undertakes to promptly notify Company if Consultant becomes debarred or proceedings have been initiated against Consultant with respect to debarment, whether such debarment or initiation of proceedings occurs during or after the term of this Agreement.
(b)
Performance Standard. Consultant represents and warrants that Consultant has the requisite training, background, experience, technical knowledge and skills to perform the Services and that Consultant will perform the Services in a thorough and professional manner, consistent with professional and industry standards and in compliance with all applicable laws and regulations.
8.
Employer Acknowledgment. Consultant represents and warrants that Consultant has disclosed this consulting arrangement to Consultant’s current (or, if applicable, future) employer and has confirmed that such employer does not object to Consultant’s performance of the Services hereunder.
9.
ARBITRATION AND EQUITABLE RELIEF. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by binding arbitration in Delaware before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. The costs of the arbitration, including administrative and arbitrators’ fees, shall be shared equally by the parties, and each party shall bear its own costs and attorneys’ and witness’ fees incurred in connection with the arbitration. Judgment on the Award may be entered in any court having jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request and the arbitrator shall have no authority to award, punitive or exemplary damages against either party. This Section 8 shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

10.
INDEMNIFICATION. In the performance of services under this Agreement, the Consultant shall be obligated to act in good faith but shall not be liable to the Company for errors in judgment that are not the result of gross negligence or willful misconduct. The Company agrees to indemnify and hold the Consultant harmless from and against any and all losses, claims, expenses, damages, or liabilities, joint or several, to which the Consultant may become subject (including the costs of any investigation and all reasonable attorneys’ fees and costs) or incurred by the Consultant, to the fullest extent lawful, in connection with any pending or threatened litigation, legal claim, or proceeding arising out of or in connection with the services rendered by the Consultant under this Agreement; provided, however, that the foregoing indemnity shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of or in connection with the Consultant’s gross negligence, willful misconduct or fraud.
11.
Limitation of Liability; Actions. IN NO EVENT SHALL THE CONSULTANT BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, STATUTORY, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOSS OF USE, LOSS OF TIME, INCONVENIENCE, LOST BUSINESS OPPORTUNITIES, DAMAGE TO GOOD WILL OR REPUTATION, AND COSTS OF COVER, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, AND EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN. THIS SECTION SHALL SURVIVE THE TERMINATION OF THE AGREEMENT
12.
CONFLICTING OBLIGATIONS. Consultant hereby represents, warrants and certifies that Consultant has no outstanding agreement, commitment or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof or otherwise create an actual or potential conflict of interest with Consultant’s obligations under this Agreement, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement. Consultant agrees to promptly notify Company if any potential conflict arises during the term of this Agreement. Subject to written waivers that may be provided by Company upon request, which shall not be unreasonably withheld, Consultant agrees that, during the term of this Agreement, Consultant will not directly provide any services in the Field of Interest (as defined on Exhibit A) to any other business or commercial entity, Consultant shall list on Exhibit C any other companies for whom Consultant is providing services (“Company Approved Outside Companies”), The Services performed hereunder will not be conducted on time that is required to be devoted to any other third party. Consultant shall not use the funding, resources and facilities of any other third party, without the prior written consent of Company, to perform Services hereunder and shall not perform the Services hereunder in any manner that would give any third party rights or access to the product of such Services. Without limiting the foregoing, Consultant agrees to use his or her best efforts (A) to segregate Consultant’s Services performed under this Agreement from Consultant’s work done for the Outside Companies and any other third party so as to minimize any questions of disclosure of, or rights under, any inventions, (B) to notify Company if at any time Consultant believes that such questions may result from his or her performance under this Agreement and (C) to assist Company in fairly resolving any questions in this regard which may arise.
13.
NOTICES.

Any required notice shall be given in writing by customary means with receipt confirmed at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other. Notices delivered by USPS or courier services shall be deemed as received as of the date of delivery as evidenced by return receipt or other proof of delivery. Notices sent via email are not permitted.

Company: Prelude Therapeutics Incorporated

175 Innovation Boulevard Wilmington, Delaware 19805 USA

Attn: Contracts Department contracts@preludetx.com

Consultant: Jane Huang, M.D.

[***]

14.
GENERAL. This Agreement, including the Exhibits hereto, is the sole agreement and understanding between Company and Consultant concerning the subject matter hereof, and it supersedes all prior agreements and understandings with respect to such matter. Any required notice shall be given in writing by customary means with receipt confirmed at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other. Consultant shall not subcontract any portion of Consultant’s duties under this Agreement without the prior written consent of Company. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the prior written consent of Company. Company may assign this Agreement to any entity that succeeds to substantially all of the business or assets of Company. This Agreement shall be governed by the laws of the State of Delaware, without reference to its conflicts of law principles. This Agreement may only be amended or modified by a writing signed by both parties. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either Company or Consultant. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile) is considered an original.

[- signature page follows -]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective November 4, 2025.

PRELUDE THERAPEUTICS INCORPORATED JANE HUANG, M.D.

By:

/s/ Michele Porreca

By:

/s/ Jane Huang

Name:

Michele Porreca

Name:

Jane Huang

Title:

Chief People Officer

Title:

President and CMO

Date:

03 November 2025

Date:

03 November 2025

EXHIBIT A

SERVICES AND COMPENSATION

1.
Services. Consultant will render to Company the following Services:
•
[***]
2.
Accommodations.
•
Company Equipment. Consultant acknowledges that they have retained possession of certain equipment previously provided to them as a full-time employee of the Company. The Company hereby permits Consultant to retain and use such equipment in perpetuity. At the termination of the agreement, Consultant will remove all company related materials from the equipment.
•
Office Space. Provided the space remains available for Prelude’s use, Consultant may continue to utilize the [***] office space for the ease of providing consulting services located at [***] ,through the expiration of the existing lease, which is scheduled to terminate on [***]. Consultant acknowledges that such use is subject to the terms and conditions of the lease agreement governing the premises, and Consultant shall comply with all applicable rules, policies, and obligations thereunder. Company shall have no obligation to extend or renew such lease, nor to provide alternate office space past [***].
2.
Compensation.
•
Equity Awards. Consultant acknowledges and agrees that Consultant has been granted certain equity awards by Company pursuant to the Company’s equity incentive plan(s) and the applicable award agreements (collectively, the “Equity Awards”). For purposes of such Equity Awards, and notwithstanding any contrary provision in the applicable plan or award agreements, Consultant’s continuous service with the Company shall be deemed to continue during the term of this Agreement, and the Equity Awards shall continue to vest in accordance with their existing terms and conditions for so long as this Agreement remains in effect and Consultant continues to provide Services to the Company. For the avoidance of doubt, except as expressly provided herein, nothing in this Agreement alters the terms of the applicable equity incentive plan(s) or award agreements, including without limitation provisions regarding exercise, settlement, termination, or expiration of the Equity Awards.
•
Company will pay Consultant $750 per hour. Total of all invoices shall not exceed

$150,000 without prior written approval by the Company’s Chief Executive Officer

•
Consultant shall maintain documentation of the hours spent in performing the Services, and a description of the activities performed during each interval. Such documentation shall be required to be submitted to Company for payment.
•
Company will reimburse Consultant for all preapproved and properly vouched travel and out-of-pocket expenses incurred by Consultant in performing Services pursuant to this Agreement that are pre-approved by Company.
•
Consultant will submit to Company all statements for expenses incurred and Services performed on a monthly basis in a form prescribed by Company.
•
The compensation provided for hereunder has been determined by the parties through good faith and arms-length bargaining to be the fair market value of the Services described in this Exhibit A. No amount paid or to be paid hereunder is intended to be, nor shall it be construed as, an offer or payment made, whether directly or indirectly, overtly or covertly, to induce the referral of patients, the purchase, prescribing, or order of any item or service, or the recommending or arranging for the purchase, prescribing, or order of any item or service.

EXHIBIT B

DEFEND TRADE SECRETS ACT, 18 U.S. CODE § 1833 NOTICE:

This exhibit has been omitted pursuant to Item 601(a)(5).

EXHIBIT C

COMPANY APPROVED OUTSIDE COMPANIES

This exhibit has been omitted pursuant to Item 601(a)(5).